CSW International, Inc.
                               Statement of Income
                    For the Quarter Ended September 30, 1997
                                   (Unaudited)


                                                             (thousands)
Operating Revenues
    Electric revenues                                            $347,422
    Other diversified                                              55,773
                                                                ---------
                                                                  403,195
                                                                ---------

Operating Expenses
    Cost of electric sales                                        239,314
    General and administrative                                     64,099
    Depreciation and amortization                                  22,827
    Other diversified                                              36,821
                                                                ---------
                                                                  363,061
                                                                ---------
Operating Income                                                   40,134
                                                                ---------

Other Income and (Deductions)
    Investment income                                                 500
    Interest income                                                 3,157
    Interest expense                                              (31,705)
                                                                ---------
                                                                  (28,048)
                                                                ---------
Income Before Income Taxes                                         12,086
                                                                ---------

Provision for Income Taxes                                        (12,117)
                                                                ---------

Income Before extraordinary Item                                   24,203
                                                                ---------

Extraordinary Item
    Loss from United Kingdom windfall profits tax                (176,043)
                                                                ---------

Net Income                                                      $(151,840)
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